UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   June 27, 2008

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On June 27, 2008, we entered into an amendment (the “Amendment”) to the Research Collaboration and License Agreement dated January 30, 2007 between AstraZeneca AB and us (the “Agreement”). The Agreement was previously filed as Exhibit 10.2 of our quarterly report on Form 10-Q for the quarter ended December 31, 2006, filed with the SEC on February 8, 2007. Under the Amendment, we have granted AstraZeneca the right to license certain additional compounds, patents and patent applications for use in treatment of obesity, diabetes and related metabolic syndrome, and AstraZeneca has agreed to pay milestone payments thereon contingent upon development, regulatory and sales milestones, together with royalties on sale of approved products.

Item 8.01 Other Events.

        On July 1, 2008, we issued a press release, attached hereto as Exhibit 99 and made part of this report, announcing the Amendment.

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits:

99	Press Release dated July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: July 1, 2008	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer

EXHIBIT INDEX

99	Press Release dated July 1, 2008